UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2012

Cardinal Health, Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-11373	31-0958666
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 Cardinal Place, Dublin, Ohio 43017

(Address of principal executive offices) (Zip Code)

(614) 757-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)

On April 10, 2012, Cardinal Health, Inc. (the “Company”) announced that Michael A. Lynch will cease to be the chief executive officer of its Medical segment effective April 16, 2012.

(e)

On April 9, 2012, the Company entered into a letter agreement (the “Separation Letter”) with Mr. Lynch regarding his separation from the Company. The Separation Letter provides that Mr. Lynch will continue to be employed by the Company in a non-officer role at a reduced salary until the date of his choice between June 30, 2012 and September 22, 2012. Through the termination date, Mr. Lynch will continue to receive other benefits, including vesting of unvested equity awards. Beginning in October 2012, Mr. Lynch will receive severance payable over a two-year period equal to two years of his current annual base salary plus target annual bonus; and he also will receive his full-year fiscal 2012 annual bonus based on Medical segment results. The Separation Letter also provides for 18 months of subsidized coverage under the Company health and medical benefit plan and outplacement services for up to two years and includes a full release of claims against the Company. Mr. Lynch will remain subject to, and the separation benefits described above are conditioned on his compliance with, a Confidentiality and Business Protection Agreement that he previously entered into with the Company that includes two-year non-competition and non-solicitation restrictions. The Separation Letter amends that agreement to end the restricted period two years after Mr. Lynch transitions to his non-officer role and narrows the non-competition restrictions during the final year of the restricted period. The Separation Letter is filed with this report as Exhibit 10.1, and this description is qualified by reference to the letter.

Item 7.01	Regulation FD Disclosure

On April 10, 2012, the Company issued a news release announcing that effective April 16, 2012, Donald M. Casey, Jr. will join the Company as chief executive officer of the Medical segment, succeeding Mr. Lynch. A copy of the press release is included as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1	Separation Letter, dated as of April 9, 2012, between Cardinal Health, Inc. and Michael A. Lynch.

99.1	News release issued by Cardinal Health, Inc. on April 10, 2012 announcing management change.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Health, Inc. (Registrant)

Date: April 10, 2012	By:	/s/ Stuart G. Laws
Name: Stuart G. Laws
Title: Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX

10.1	Separation Letter, dated as of April 9, 2012, between Cardinal Health, Inc. and Michael A. Lynch.

99.1	News release issued by Cardinal Health, Inc. on April 10, 2012 announcing management change.